Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED

Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda

Mail: PO Box HM 666, Hamilton HM CX, Bermuda
T +1 441 295 1422

conyers.com

September 19, 2022

Matter No.:348706

Doc Ref: 21510091.1

+1 441 298 7861

robert.alexander@conyers.com

Roivant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

Dear Sirs,

Roivant Sciences Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on September 19, 2022 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto”), including three prospectuses (the “Prospectuses”):

(i)	a base prospectus which covers (i) the offering, issuance and sale by the Company of an indeterminate number of the Company’s common shares, US$0.0000000341740141 par value per share (the “Common Shares”), and the Company’s preference shares (the “Preference Shares”), an indeterminate principal amount of the Company’s debt securities (“Debt Securities”), an indeterminate number of warrants to purchase Common Shares, Preference Shares or debt securities (“Warrants”) and an indeterminate number of units consisting of two or more types of the foregoing securities (the “Units”, and together with the Common Shares, the Preference Shares, the Debt Securities and the Warrants, the “Securities”), of up to a maximum aggregate offering price of $1.0 billion, and (ii) the issuance by the Company of up to (x) 20,535,896 Common Shares that are issuable by the Company upon the exercise of outstanding public Warrants, which were previously registered, and (ii) 10,214,365 Common Shares that are issuable by the Company upon the exercise of outstanding private Warrants originally issued in a private placement to Patient Square Capital LLC;

(ii)	a sales agreement prospectus covering the offering, issuance and sale by the Company of Common Shares up to a maximum aggregate offering price of $400.0 million pursuant to a sales agreement, dated September 19, 2022 with Cowen and Company, LLC (the “Sales Agreement”); and

(iii)	a secondary offering prospectus which covers the offer and sale by the securityholders named therein of up to 566,982,174 issued and outstanding Common Shares (including Common Shares underlying vested restricted share awards) from time to time in one or more offerings.

For the purposes of giving this opinion, we have examined the following documents:

(i)	the Registration Statement; and

(ii)	the Prospectuses.

We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on September 16, 2022, a copy of unanimous written resolutions of the directors of the Company dated September 16, 2022 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectuses, and any other documents reviewed by us; (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (g) that the Company will have sufficient authorised capital to effect the issue of any of the Common Shares and the Preference Shares at the time of issuance; (h) that the Common Shares and Preference Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), which includes the NASDAQ, at the time of the issuance of any Common Shares or Preference Shares; (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda; (j) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (k) that the issuance and sale of and payment for the Securities will be in accordance with the applicable definitive purchase, underwriting or similar agreement duly approved by the Board and the Registration Statement (including the Prospectuses set forth therein and any applicable supplement thereto); (l) that, upon the issue of any Common Shares or Preference Shares, the Company will receive consideration for the issue price thereof which shall be equal to at least the par value thereof; and (m) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto.

“Non-assessability” is not a legal concept under Bermuda law, but when we describe the Common Shares and/or Preference Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and Preference Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Preference Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of, the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for in accordance with the Registration Statement, the Common Shares and Preference Shares to be sold by the Company will be validly issued, fully paid and non-assessable.

3.	Upon the due issuance of: (a) Debt Securities; (b) Warrants and/or (c) Units, and payment of the consideration therefor, such Securities will be validly issued and (except in the case of any Common Shares or Preference Shares forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectuses forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

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